                                                                    Exhibit 99.1


                              OFFICER'S CERTIFICATE
              -----------------------------------------------------

                   CHASE CREDIT CARD OWNER TRUST SERIES 2000-1

             ------------------------------------------------------



         The undersigned, an Authorized Officer of the Chase Manhattan Bank USA, National Association, as Administrator pursuant to the Indenture for the Chase Credit Card Owner Trust Series 2000-1 does hereby certify that:

                  1. The undersigned is an Authorized Officer pursuant to the Indenture to execute and deliver this Certificate to the Indenture Trustee.

                  2. This Certificate is delivered pursuant to Section 3.9 of the Indenture.

                  3. A review of the activities of the Issuer for the calendar year ended December 31, 2001, and of performance under this Indenture has been made under the supervision of the undersigned.

                  4. To the best of the undersigned knowledge, based on such review, the Issuer has complied with all conditions and covenants in all material respects under this Indenture for the calendar year ended December 31, 2001. No default in the compliance of any such condition or covenant has occurred or is continuing except as set forth in paragraph 5 below.

                  5. The following is a description of each default in the performance of the Issuer's obligations under the provisions of the Indenture known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Issuer, if any, to remedy each such default and (iii) the current status of each such default: NONE.


                                                  (signatures on following page)

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 25th day of March, 2002.

                                       By CHASE MANHATTAN BANK USA, National
                                       Association, as Administrator




                                       By:     /s/ Patricia M. Garvey
                                              -------------------------
                                       Name:  Patricia M. Garvey
                                       Title: Vice President